CONSULTING SERVICES AGREEMENT

This consulting services agreement ("Agreement") is made effective July 6, 1999, between Integrated Spatial Information Solutions, Inc., a Colorado corporation (the "Company") and HumanVision, LLC, a Maryland limited liability company (the "Consultant").

WHEREAS, the Company seeks to increase shareholder value through growth in revenues and earnings, and

WHEREAS, the Company desires to utilize the experience and services of the Consultant to achieve its goals because the Consultant, through its principal executive officer, has experience in developing and implementing actions to increase shareholder value,

     THEREFORE, In consideration of the mutual benefits and obligations in this Agreement, and intending to be legally bound, the Company and Consultant agree as follows:

     1.   RETENTION OF CONSULTANT

     a. The Company retains the Consultant to provide the services specified in this Agreement, and agrees to pay the Consultant the compensation specified in this Agreement for such services. The Consultant agrees to assign Gary S. Murray ("Murray"), its principal executive officer, to undertake all of the requested services.

     b. Consultant agrees to direct and permit Murray to devote as much of his time and effort as reasonably necessary to the performance of the duties required by this Agreement. Consultant may have interests in other business that do not compete with the Company or its subsidiaries, and may render services for such other business interests, provided such service does not prevent Consultant from performing his duties under this Agreement.

     2.   CONSULTING PERIOD

     a. The term of this Agreement shall begin July 6, 1999 and end upon the earlier of: (1) June 30, 2001; (2) the date upon which Murray is not elected as a Director or is removed as a Director of the Company; and (3) the date upon which Murray does not own more than 50% of the voting power of the Consultant.

     b. In recognition of the fact that the results of Consultant's efforts may not be manifested until after the services are rendered, the right to compensation specified in paragraph 4a shall expire on the earlier of (1) June 30, 2002, and (2) 12 months after the termination of this Agreement.

     3.   DUTIES OF CONSULTANT

     a.  Consultant  shall  provide the following  professional  services to the
Company:

     (1) Assist the Company in defining and articulating a vision for the Company within a three year time horizon;

     (2) Assist the Company in identifying and reviewing prospective merger and acquisition candidate firms;

     (3) Participate in the due diligence review of prospective merger and acquisition candidate firms;

     (4) Participate in the negotiation of agreements with prospective merger and acquisition candidate firms and the owners/shareholders;

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     (5)  Assist the  Company  in  obtaining  capital  (debt  and/or  equity) to finance merger and acquisition activity;

     (6) Assist the Company in recruiting and evaluating candidates for senior executive and director positions; and

     (7) Such other matters as may be assigned by the Board of Directors and accepted by the Consultant from time to time.

     b. Consultant shall deliver reports to the Company's Board of Directors, from time to time and as requested, and keep the Board advised of the services and activities performed by the Consultant under this Agreement.

     4. COMPENSATION The Company shall compensate Consultant for services under this Agreement as follows:

     a. Performance Option. In order to promote goals that may increase shareholder value, the Consultant shall be eligible to receive Performance Options as follows:

     (1) The Consultant is granted options to purchase 322,581 shares of the Company's common stock at $.31 per share (which is the per share market price on the date of this Agreement); provided such options are only exercisable if the Company's market capitalization exceeds $30 million on 20 of 30 consecutive business days at any time prior to June 30, 2002;

     (2) In addition to the Options in paragraph 4a(1), the Consultant is granted options to purchase 322,581 shares of the Company's common stock at $.31 per share; provided such options are only exercisable if the Company's market capitalization exceeds $60 million on 20 of 30 consecutive business days at any time prior to June 30, 2002;

     (3) Each Performance Option shall be issued within 30 days following the date the respective performance goal is achieved, and shall be exercisable for a period of 3 years from the date of issue;

     (4) For purposes of this Agreement, market capitalization on any given day shall be equal to the number of common shares issued and outstanding times the average of the per share closing bid and ask prices for the common stock as reported on the primary market where the common stock is traded; and

     (5) The Company agrees to file a registration statement with the Securities and Exchange Commission, as soon as practicable after the options become exercisable, to register the public sale of the common stock underlying the Performance Options granted under this Agreement.

     b. Success Fee. In the event the Company successfully completes any merger with or into another entity (other than an existing subsidiary of the Company), or any acquisition of stock or assets (other than in the ordinary course of business and other than with an existing subsidiary of the Company) during the term of this Agreement, the Company will pay the Consultant a success fee equal to one and one-half percent (1.5%) of the transaction value. The success fee shall be paid in the currency of the deal unless otherwise agreed. For example, if the Company issues securities in the transaction, the success fee will be paid to Consultant by the issue of the corresponding amount of such securities. The transaction value shall be the cost of the transaction as reflected on the financial records of the Company, or the total dollar value received by all shareholders of the Company in the case of a merger into another entity.

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     c. Reimbursement. The Company shall reimburse Consultant for all reasonable out of pocket expenses incurred by Consultant in connection with performance of the assigned duties upon submission of vouchers, subject to such guidelines and policies as may be promulgated by the Company.

     5.   TRADE SECRETS AND CONFIDENTIAL INFORMATION

     a. As a material inducement to the Company to enter into this Agreement and to pay Consultant the compensation stated in this Agreement, Consultant covenants and agrees that: (1) Consultant shall hold any of the Company's confidential information or trade secrets in a confidential manner; and (2) Consultant shall not, at any time, directly or indirectly, use, disseminate, or disclose for any purposes other than for the purposes of the Company's business, any of the Company's confidential information or trade secrets, unless such disclosure is compelled in a judicial proceeding. Upon termination of this Agreement, all documents, records, notebooks, and similar repositories of records containing information relating to any trade secrets or confidential information then in the Consultant's possession or control, whether prepared by it or by others, shall be left with the Company or returned to the Company upon its request. This section shall not restrict the Consultant from using its General Knowledge (the ideas, concepts, know-how and other industry information that is part of its common knowledge) from pursuit of business subsequent to any termination of this Agreement.

     b. For one year following termination of employment, the Consultant confirms that it will not, without prior written consent, perform work that the Company or any of its subsidiaries holds in backlog or is pursing at the time of termination, whether by independent contract, through a competitor, or by direct employment with client or prospect.

     c. This covenant of non-disclosure has been negotiated and agreed to by and between the Company and Consultant with the full knowledge of and pursuant to the Colorado Trade Secrets Act and is deemed by both parties to be fair and reasonable.

     6.   INDEMNIFICATION

     So long as Consultant is not found by a court of law to be guilty of a willful and material breach of this Agreement, or to be guilty of gross misconduct, it shall be indemnified from and against any and all losses, liability, claims and expenses, damages, or causes of action, proceeding or investigations, or threats thereof (including reasonable attorney fees and expenses of counsel satisfactory to and approved by Consultant) incurred by Consultant, arising out of, in connection with, or based upon Consultant's services and the performance of its duties pursuant to this Agreement, or any other matter contemplated by this Agreement, whether or not resulting in any such liability, subject to such limitations as are provided by the Colorado Business Corporations Act. Consultant shall be reimbursed by the Company as an when incurred for any reasonable legal and other damage, liability, action proceeding, investigation or threat thereof, or producing evidence, producing documents or taking any other action in respect thereto (whether or not
Consultant is a defendant in or target of such action, proceeding or investigation), subject to such limitations as are provided by the Colorado Business Corporations Act.

     7.   OTHER MATTERS

     a. Successors. The rights and duties of a party hereunder shall not be assignable by that party; provided, however, that this Agreement shall be binding upon and inure to the benefit of any successor of the Company, and any such successor shall be deemed substituted for the Company under the terms of this Agreement. The term successor shall include any person, firm, corporation or other business entity which at any time, by merger, purchase or otherwise, acquires all or substantially all of the assets or business of the Company.

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     b. Entire Agreement.  With respect to the matters  specified  herein,  this
Agreement contains the entire agreement between the parties and supersedes all prior oral and written agreements, understandings and commitments between the parties. No amendments to this Agreement may be made except through a written document signed by both parties.

     c. Validity. In the event that any provision of this Agreement is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Agreement.

     d. Paragraphs and Headings. Paragraphs and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     e. Notice. Any notice or demand required or permitted to be given under this Agreement shall be made in writing and shall be deemed effective upon the personal delivery thereof is delivered or, if by express delivery service, 24 hours after placing in the control of the express delivery service; or if mailed, 48 hours after having been deposited in the United States mail, postage prepaid, and addressed to the respective party as follows:

     To the Company:        Integrated Spatial Information Solutions, Inc.
                            Attention: President
                            112 East Main Street, Frankfort, KY  40601-2314

     To the Consultant:     HumanVision, LLC.
                            Attention: Garry S. Murray
                            6305 Ivy Lane, Suite 410, Greenbelt, MD  20770

     Either party may change the address to which such notices are to be addressed by giving the other party notice in the manner set forth in this Agreement.

     f. Attorney's Fees and Costs. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the Court in a final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys' fees incurred therein by such parry or parties (including without limitation such costs, expenses and fees on any appeals), and if such successful party or parties shall recover judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included a part of such judgment. Notwithstanding the foregoing provision, in no event shall the successful party or parties be entitled to recover any amount from the unsuccessful party for costs, expenses and attorneys' fees that exceed the unsuccessful party's costs, expenses and attorneys' fees in connection with the action or proceeding.


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     g. Applicable Law and Dispute  Resolution.  To the full extent controllable by stipulation of the parties, this Agreement shall be interpreted under Colorado law, without application of choice of law principles. All disputes arising out of this Agreement will be settled by binding arbitration in Denver, Colorado, under the rules of the American Arbitration Association.


Integrated Spatial Information Solutions, Inc.    HumanVision, LLC



/s/ John C. Antenucci                             /s/ Gary S. Murray
---------------------                             ------------------
By: John Antenucci, President                     By: Gary S. Murray, President



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